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                                                                       EXHIBIT 5


                       [Mayer, Brown & Platt Letterhead]





                               October 11, 1996


Security Capital Atlantic Incorporated
Six Piedmont Center
Atlanta, Georgia 30305

     Re:  Registration Statement on Form S-11
          (Registration No. 333-07071)

Ladies and Gentlemen:

     We have acted as counsel to Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), in connection with its proposed offering of shares of common stock, par value $.01 per share (the "Shares"), as more fully set forth in the registration statement on Form S-11 (the "Registration Statement") relating to the Shares.

     As counsel to ATLANTIC, we have examined originals or copies certified to our satisfaction of ATLANTIC's charter (the "Charter"), ATLANTIC's Bylaws, resolutions of ATLANTIC's Board of Directors and such records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of ATLANTIC. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, confirmed or photostatic copies.

     Based upon and subject to the foregoing and to the assumptions, limitations and qualifications referred to herein, we are of the opinion that the Shares, when sold and delivered against payment therefor and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied, with your approval, upon the opinion of the law firm of Ballard Spahr Andrews &

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Security Capital Atlantic Incorporated
October 11, 1996
Page 2


Ingersoll, a copy of which is attached as Exhibit A, and our opinion is subject to the assumptions, limitations and qualifications set forth therein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the captions "Validity of Shares" and "Validity of Securities."

     We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois and the federal laws of the United States of America.


                                        Very truly yours,


                                        /s/ Mayer Brown & Platt
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                  [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                                       October 11, 1996


Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois 60603-3441

        Re:  Registration Statement on Form S-11
             (Registration No. 333-07071):
             4,350,000 Shares of Common Stock,
             $.01 Par Value Per Share
             -----------------------------------

Ladies and Gentlemen:

        We have served as Maryland counsel to Security Capital Atlantic Incorporated, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 4,350,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), by the Company, pursuant to the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Registration Statement.

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

        1. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

        2. The Bylaws of the Company, certified as of a recent date by its Secretary;

        3. Resolutions adopted by the Board of Directors of the Company relating to the sale and issuance of the Shares, certified as of a recent date by the Secretary of the Company;

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Mayer, Brown & Platt
October 11, 1996
Page 2


     4. A certificate as of a recent date of the SDAT as to the good standing of the Company;

     5.   The form of certificate representing a share of the Common Stock;

     6. A certificate executed by Jeffrey A. Klopf, Secretary of the Company, dated October 11, 1996;

     7. Amendment No. 2 to the Registration Statement; and filed with the Securities and Exchange Commission on September 20, 1996; and

     8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth herein, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles;

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications of or amendments to the Documents, and there has been
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Mayer, Brown & Platt
October 11, 1996
Page 3


no waiver of any of the provisions of the Documents, by action or conduct of the parties.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized and, when sold and delivered against payment therefor and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion as to compliance with the securities (or "blue sky") laws or as to federal or state law regarding fraudulent transfers.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for your benefit relating to the delivery of your opinion to be included as Exhibit 5 to the Registration Statement. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the use of the name of our firm in the sections entitled "Validity of Shares" and "Validity of Securities" in the Registration Statement.

                                       Very truly yours,


                                       /s/ Ballard Spahr Andrews & Ingersoll